UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2011

TRANSDEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1302 Waugh Drive, Suite 618, Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

601-C East Palomar Street, Chula Vista, CA
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

As previously disclosed by Transdel Pharmaceuticals, Inc. (the “Company”), on November 21, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with DermaStar International, LLC (“DermaStar”), pursuant to which the Company agreed to issue ten (10) shares of newly-designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to DermaStar for an aggregate purchase price of $100,000 and in partial consideration for DermaStar’s extension of a line of credit to the Company.

On December 31, 2011, the Company entered into a First Amendment to Securities Purchase Agreement (the “Amendment”). Pursuant to the terms of the Amendment, DermaStar agreed not to convert more than five (5) shares of Series A Preferred Stock into common stock until such time as the Company has a sufficient number of authorized shares of common stock to enable the conversion of all ten shares of Series A Preferred Stock held by DermaStar.

Chairman of the Board of Directors Mark L. Baum and director Dr. Robert J. Kammer are the Managing Members of DermaStar. Both Dr. Kammer and Mr. Baum hold ownership interests in DermaStar. Neither Mr. Baum nor Dr. Kammer participated in negotiations on behalf of the Company with respect to the Amendment. The Amendment was approved by the independent member of the Board of Directors.

Settlement with the Holders of the Company’s 7.5% Convertible Promissory Note

As of January 25, 2012, the Board of Directors of the Company approved, and the Company entered into, separate waiver and settlement agreements with the two parties holding a $1,000,000 7.5% convertible promissory note (the “Convertible Note”) issued by the Company on April 5, 2010. DermaStar had previously acquired eighty percent (80%) of the Convertible Note in a private transaction with Alexej Ladonnikov, the original purchaser of the Convertible Note. Mr. Ladonnikov is now the holder of twenty percent (20%) of the Convertible Note.

In connection with each of the waiver and settlement agreements, the holders of the Convertible Note each agreed to forever waive their rights to (i) accelerate the entire unpaid principal sum of the Convertible Note and all accrued interest pursuant to Section 1 of the Convertible Note, (ii) Section 7 of the Senior Convertible Note Purchase Agreement dated April 5, 2010, and (iii) certain conversion rights pursuant to Section 3 of the Convertible Note. In addition, pursuant to the terms of the waiver and settlement agreement by and between the Company and DermaStar (the “DermaStar Waiver Agreement”), DermaStar and the Company agreed to the mandatory conversion of the eighty percent (80%) of the principal and accrued and unpaid interest of the Convertible Note held by DermaStar, at such time as (and not until) the Company has a sufficient number of authorized common shares to effect such a conversion, into the common stock of the Company at a conversion price of $.01667 (“DermaStar Conversion Price”). Additionally, DermaStar agreed to a mandatory conversion of an additional $56,086.76 in good and valid current accounts payable of the Company (“AP Conversion”) currently held by DermaStar, at such time as (and not until) the Company has a sufficient number of authorized common shares and is able to convert the Convertible Note. The AP Conversion will be made at the DermaStar Conversion Price. Directors Mr. Baum and Dr. Kammer are both affiliates of DermaStar. The DermaStar Waiver Agreement was negotiated and approved by a disinterested director unaffiliated with DermaStar. Directors Mr. Baum and Dr. Kammer abstained from voting on this matter.

Pursuant to the terms of the waiver and settlement agreement by and between the Company and Mr. Laddonikov (the “Ladonnikov Waiver Agreement”), Mr. Ladonnikov and the Company agreed to the mandatory conversion of the twenty percent (20%) of the principal and accrued and unpaid interest of the Convertible Note held by Mr. Laddonikov, at such time as (and not until) the Company has a sufficient number of authorized common shares to effect such a conversion, into the common stock of the Company at a conversion price of $.015. Additionally, Mr. Ladonnikov agreed to make a one-time payment to the Company, at such time as the Convertible Note is converted into Company common Stock, of fifty thousand dollars ($50,000).

At any time prior to the automatic conversions of the Convertible Note, the Company retains the right to pay the Convertible Note off in full. As of the date of this filing, the balance of the Convertible Note, including principal and accrued and unpaid interest, equals approximately $1,135,616. At maturity, to the extent the number of authorized Company common shares was increased, the conversion of the Convertible Note and AP Conversion would result in the issuance of approximately 73,004,775 additional shares of the Company’s common stock. A conversion of the Convertible Note would eliminate all amounts due to DermaStar and Alexej Ladonnikov in connection with the Convertible Note.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K under the headings Amendment to Securities Purchase Agreement and Settlement with the Holders of the Company’s 7.5% Convertible Promissory Note is hereby incorporated by reference into this Item 2.03.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Dr. Balbir Brar

On January 17, 2012, the Company entered into an Employment Agreement with Dr. Balbir Brar, D.V.M., Ph.D. and appointed Dr. Brar as the President of the Company, effective as of January 1, 2012. In addition, on January 25, 2012, Dr. Brar was nominated and appointed to serve on the Company’s Board of Directors, beginning on February 15, 2012.

Dr. Brar,75, has over 25 years of experience in drug and device development and worldwide registration of eight major drugs, including Botox. He has significant experience in research and development, conducting clinical trials, implementation of product development plans and working with U.S. and international regulators. For the past five years and presently, Dr. Brar serves as a consultant to four biotechnology companies: AtheroNova Inc., Aciont, Inc., Altheos, Inc., Aciex Therapeutics, Inc. Dr. Brar has worked with major pharmaceutical companies, including Lederle Laboratories (acquired by Wyeth, then by Pfizer, Inc. (NYSE: PFE), and served as Senior Director of Drug Safety at SmithKline Beckman, now GlaxoSmithKline plc (NYSE: GSK). In addition, he served as Vice President Drug Safety, Research & Development at Allergan, Inc. (NYSE: AGN), where he was responsible for regulatory submission of 50 IND’s/510K’s and worldwide approval of six New Drug Applications. Dr. Brar is listed as the inventor of numerous patents. He has a Ph.D. in Toxicology/Pathology from Rutgers University and D.V.M. from India with finance training from Harvard Business School. Dr. Brar is a recipient of numerous achievements awards for excellence belongs to a number of scientific organizations and is the author/coauthor of over 55 scientific publications.

Under the terms of his Employment Agreement with the Company, Dr. Brar will receive an initial base salary of $84,000 per year. On January 23, 2012, the Board granted Dr. Brar an option to purchase 9,000,000 shares of common stock under the Plan, as amended. Pursuant to the terms of the Transdel Pharmaceuticals, Inc. 2007 Stock Incentive and Awards Plan (the “Plan”), the exercise price of the options is $.092, which is consistent with the definition of fair market value (“FMV”) as defined in the Plan.

The stock option will vest as follows: 1/36th of the unvested shares will vest on each of the 36 monthly periods following the date of the grant provided Dr. Brar continues to be employed by the Company as of the applicable vesting date. The vesting of all options will fully accelerate upon a change of control (as such term is defined in the Stock Option Agreement). Dr. Brar has agreed to not sell more than five percent (5%) of the shares of the Company’s common stock acquired through the exercise of his stock options in any monthly period. Dr. Brar also entered into the Company’s standard forms of Incentive Stock Option Agreement and Employee Proprietary Information and Invention Assignment Agreement. Dr. Brar is also be eligible to participate in the medical, insurance and 401(k) plans the Company offers to its other employees. Dr. Brar has executed Transdel’s standard form Indemnification Agreement.

Joachim P.H. Schupp, M.D.

On January 25, 2012, the Company’s Board of Directors (the “Board”) appointed Dr. Joachim P.H. Schupp, M.D. as the Chief Medical Officer of the Company, effective February 15, 2012.

Dr. Schupp, 58, has more than 25 years of leadership experience in the pharmaceutical industry. He has achieved the professional distinction of leading international project teams that have brought several drugs through the development and the regulatory process and on to the market globally. Most recently, Dr. Schupp has worked as an Executive Consultant for pharmaceutical and biotechnology companies. He held positions as Vice-President of Clinical Development at Apricus Biosciences, Inc. from April 2011 to February 2012, Senior Consultant to and Chief Medical Officer at Transdel Pharmaceuticals, Inc. from May 2009 to April 2011, Vice President of Medical Affairs at Adventrx Pharmaceuticals from 2006 to 2008 and Vice President of Clinical Data Services at ProSanos Corporation from 2004 to 2006. In addition, Dr. Schupp spent 19 years with Novartis Pharmaceuticals in Switzerland where he held various positions in clinical development and global project management. Dr. Schupp began his pharmaceutical career at Ciba-Geigy, now Novartis, in 1985 where he was appointed to lead international clinical project teams to discover new non steroidal inflammatory drugs (NSAIDs) with improved gastrointestinal tolerability. Dr. Schupp received several prestigious awards at Ciba-Geigy and Novartis for his team leadership contributions. Dr. Schupp received his M.D. from the Free University of Berlin in Germany and he served on the faculty at the University of Pretoria, South Africa, in Internal Medicine and Rheumatology.

Under the terms of his Employment Agreement with the Company, Dr. Schupp will receive an initial base salary of $204,000 per year. Upon his first day of employment with the Company, Dr. Schupp will be issued an option to purchase 3,000,000 shares of common stock under the Plan, as amended. The option will have a grant date of February 15, 2012. Pursuant to the terms of the Plan, the exercise price of the option will be the mean between the closing bid and asked prices of the Company’s common stock on the Pink Sheets on February 10, the trading day immediately prior to the date of grant. The stock option will vest as follows: 750,000 shares on each anniversary of the grant date for the four anniversaries subsequent to the date of the grant; provided Dr. Schupp continues to be employed by the Company as of the applicable vesting date. The vesting of all options will fully accelerate upon a change of control (as such term is defined in the Stock Option Agreement). Dr. Schupp has agreed to not sell more than five percent (5%) of the shares of the Company’s common stock acquired through the exercise of his stock options in any monthly period. Dr. Schupp will also be eligible to participate in the medical, insurance and 401(k) plans the Company offers to its other employees. Dr. Schupp also entered into the Company’s standard forms of Incentive Stock Option Agreement and Employee Proprietary Information and Invention Assignment Agreement. Dr. Schupp has executed Transdel’s standard form Indemnification Agreement.

Andrew R. Boll

On January 25, 2012, the Board appointed Mr. Andrew R. Boll as Vice-President of Accounting and Public Reporting, effective as of February 1, 2012. Mr. Boll will serve as the Company’s principal financial and accounting officer.

Mr. Boll, 29, has over seven years of experience in financial reporting and accounting including four years experience working with small capitalization companies, with a particular focus on restructured and reorganized businesses. From 2007 to 2011, Mr. Boll was an accountant for BCGU, LLC, a privately held fund manager that specializes in capital venture investment opportunities. There he provided consulting services to public company clients, compiled SEC financial reports, and accounted for numerous public company restructurings, financings and private to public mergers. From 2004 to 2007, Mr. Boll was an accountant for Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll received his B.S. degree in Corporate and Public Finance, summa cum laude, from Huron University.

On January 25, 2012, the Company entered into an Employment Agreement with Mr. Boll, effective as of February 1, 2012. Under the terms of the Employment Agreement, Mr. Boll will receive an initial base salary of $60,000 per year. On January 23, 2012, the Board granted Mr. Boll a stock option for 600,000 shares of common stock under the Plan. Pursuant to the terms of the Plan, the exercise price of the options is $.092, which is consistent with the definition of FMV as defined in the Plan. The stock option will vest as follows: 1/36th of the unvested shares will vest on each of the 36 monthly periods following the effective date of Mr. Boll’s Employment Agreement provided Mr. Boll continues to be employed by the Company as of the applicable vesting date. The vesting of all options will fully accelerate upon a change of control (as such term is defined in the Stock Option Agreement). Mr. Boll will also be eligible to participate in the medical, insurance and 401(k) plans the Company offers to its other employees.

Mr. Boll also entered into the Company’s standard forms of Incentive Stock Option Agreement and Employee Proprietary Information and Invention Assignment Agreement. Mr. Boll has executed Transdel’s standard form Indemnification Agreement.

(d)

On January 25, 2012, the Board appointed Dr. Paul Finnegan to serve as a member of the Company Board of Directors, beginning on February 15, 2012.

Dr. Finnegan, 51, brings to the Company experience as a board member and a global senior executive in the pharmaceutical and biotechnology industries. His expertise involves development, commercialization, and product launches of multiple novel drugs, both blockbusters and ultra-orphan therapeutics, which encompassed various clinical indications. He has served in leadership roles in commercial, clinical, medical affairs and business development functions of public and private companies. Most recently, from November 2008 to January 2012, Dr. Finnegan has been an entrepreneur in residence with Avalon Ventures, serving as President, Chief Executive Officer and Board Director of Avelas BioSciences and InCode Pharmaceutics, as well as a member of the biotechnology investment team, leading the clinical, commercial and regulatory due diligence efforts for over three years. Dr. Finnegan served as Chief Operating Officer and Chief Medical Officer of the Company in 2008. Prior to Transdel, Dr. Finnegan served as the President and Chief Executive Officer of Cecoura Therapeutics, a private drug development company from 2007 to 2008. From 2001 to 2007, Dr. Finnegan served as Vice President of Global Strategic Marketing and Development and other senior management positions at Alexion Pharmaceuticals. Prior to joining Alexion in 2001, Dr. Finnegan served as Senior Director, Global Medical Marketing for Pharmacia Corporation and G.D. Searle & Co., providing medical affairs leadership for all therapeutic areas for the Asia-Pacific, Japan, Latin America and Canadian business regions. Dr. Finnegan served as a board observer at Anaptys, from 2008 to 2011, and as a member of the boards of directors of Avelas Biosciences from Nov 2008 to January 2011, and InCode Pharmaceuticals from April 2009 to present.

Dr. Finnegan earned his MBA with Honors, in Finance and Strategy, from the University of Chicago, Graduate School of Business, and the degrees of MD, CM from McGill University, Faculty of Medicine, in Montreal. He is a Fellow of the Royal College of Physicians, Canada (FRCPC), Member of the American Society of Hematology and practiced as an interventional radiologist specializing in oncology and vascular diseases prior to transitioning to industry.

On January 17, 2012, Dr. Finnegan entered into a Senior Advisory Agreement with the Company, pursuant to which he will provide certain consulting services to the Company in addition to his services as a director. Under the terms of the Senior Advisory Agreement, Dr. Finnegan will provide consulting services in the area of drug and technology development, among other things, and will receive $18,000 per quarter through the term of the agreement. The Senior Advisory Agreement has a term of three years and is terminable by either party with 60 days written notice. In addition, on January 23, 2012, the Company granted Dr. Finnegan a non-qualified stock option to purchase 5,000,000 shares of common stock under the Plan pursuant to a Non-Qualified Stock Option Agreement. Pursuant to the terms of the Plan, the exercise price of the option is $.08, which is consistent with the definition of FMV as defined in the Plan. The stock option will vest as follows: 2,000,000 shares on the first anniversary of the date of the Senior Advisory Agreement, 2,000,000 shares on the second anniversary of the date of the Senior Advisory Agreement and 1,000,000 on the third anniversary of the date of the Senior Advisory Agreement; provided however, that Dr. Finnegan must continue to serve as a consultant to the Company as of the applicable vesting date. Dr. Finnegan has agreed to not sell more than five percent (5%) of the shares of the Company’s common stock acquired through the exercise of his stock options in any monthly period.

 (e)

On January 25, 2012, the Board determined that it was in the best interests of the Company and its stockholders to amend the Transdel Pharmaceuticals, Inc. 2007 Stock Incentive and Awards Plan (the “Plan”) to, among other things, increase the maximum number of shares issuable under the Plan by 27,000,000 shares to 30,000,000 shares, and to reserve such Shares for issuance under the Plan (the “Plan Amendment”), subject to stockholder approval of the Plan Amendment and the Authorized Share Increase described in Item 5.03 below. The Company’s stockholders approved the Plan Amendment in an action by written consent on January 25, 2012. The Plan Amendment will become effective following the Company’s compliance with certain information requirements of the U.S. Securities and Exchange Commission (the “SEC”). The Company expects to file a Schedule 14C with the SEC further describing the Plan Amendment shortly following the filing of this Form 8-K.

On January 25, 2011, the Board of Directors of the Company (with Mr. Baum abstaining), approved a one-time stock option grant to Mr. Baum of 5,000,000 shares pursuant to the Company’s 2007 Stock Award and Incentive Plan, effective as of the effective date of the Plan Amendment. When issued, the option will vest in twelve equal monthly periods, commencing on January 25, 2012 and ending on January 25, 2013.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2012, the Board approved and submitted to the Company’s stockholders an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) to: (i) increases the number of authorized shares of capital stock to Four Hundred Million (400,000,000) and the number of authorized shares of Common Stock to Three Hundred Ninety-Five Million (395,000,000) (the “Share Increase”); and (ii) change the name of the Company from Transdel Pharmaceuticals, Inc. to Imprimis Pharmaceuticals, Inc. The Company’s stockholders approved the Certificate Amendment in an action by written consent on January 25, 2012. The Certificate Amendment will become effective following the Company’s compliance with certain information requirements of the SEC. The Company expects to file a Schedule 14C with the SEC further describing the Certificate Amendment shortly following the filing of this Form 8-K.

In addition, also on January 25, 2012, the Board approved and submitted to the Company’s stockholders a proposal to effect a reverse stock split of all of the outstanding shares of Common Stock (the “Reverse Stock Split”) at an exchange ratio of either one-for-six, one-for-eight, one-for-ten or one-for-20, such exchange ratio to be determined by the Board of Directors in its sole discretion at any time following stockholder approval of the Reverse Stock Split through the date twelve months following the date of such stockholder approval, which Reverse Stock Split shall preserve the existing aggregate par value of the Company’s Common Stock, such that par value shall remain $0.001 per share. In the event of a reverse stock split of any of the aforementioned ratios, no shareholder holding greater than 100 common shares prior to the reverse stock split, may hold, after such reverse stock split, less than 100 common shares. The Company’s stockholders approved the Certificate Amendment in an action by written consent on January 25, 2012. The stockholder approval will become effective following the Company’s compliance with certain information statement requirements of the SEC. The Company expects to file a Schedule 14C with the SEC further describing the Reverse Split shortly following the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDEL PHARMACEUTICALS, INC.

Dated: January 25, 2012

By:

/s/Mark L. Baum, Esq.

Name: Mark L. Baum

Title: Chairman of the Board of Directors